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                                                                    EXHIBIT 99.1


                                     (LOGO)
                             FEDERAL PUBLIC SERVICE
                           CIVIL AVIATION DEPARTMENT

            This Concession Agreement is entered into by and between the FEDERAL UNION, represented herein by the AERONAUTICAL COMMAND, by means of the CIVIL AVIATION DEPARTMENT, and GOL TRANSPORTES AEREOS LTDA.

On January 3, 2001, in the offices of the Civil Aviation Department, the parties, on one side, the General Director and Major Air Brigadier VENANCIO GROSSI, on behalf of the Federal Government, in the capacity of GRANTOR (hereinafter referred to as "DAC"), and, on the other side, Mr. CONSTANTINO DE OLIVEIRA JUNIOR, on behalf of GOL TRANSPORTES AEREOS LTDA. pursuant to the bylaws thereof (hereinafter referred to as "CONCESSIONAIRE"), agreed as follows:

CLAUSE ONE - The concession of GOL TRANSPORTES AEREOS LTDA. pursuant to article 181, Law # 7565, of December 19, 1986, and article 7 of Directive # 536/GC5, of August 18, 1999, provides for passenger, cargo, and mail carriage in the airlines under the concession.

PARAGRAPH ONE - The Basic Plan lines under the concession, as specified in attachment I, shall be performed according to the frequencies, stops, and equipment established in the Timetable (HOTRAN) approved by the Civil Aviation Department.

PARAGRAPH TWO - CONCESSIONAIRE shall request the Civil Aviation Department to approve the Timetable (HOTRAN) regarding the airlines under the concession.

PARAGRAPH THREE - DAC may, at its discretion or upon the request of CONCESSIONAIRE, and in compliance with the public interest, change, add or remove lines, stops, frequencies and schedules provided for in the Timetable (HOTRAN) approved.

PARAGRAPH FOUR - CONCESSIONAIRE may operate backup flights for mixed or exclusive carriage of passengers, cargo, and mail.
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CLAUSE TWO - CONCESSIONAIRE shall be equipped with personnel, aircrafts, and equipment in a sufficient number to perform the services under the concession within the safety standards required by articles 186, and paragraphs, and 192 of the Brazilian Code of Aeronautics, and according to the agreements set forth in articles 127 through 137 of the Bylaws, and in the corresponding Brazilian Aeronautical Certification Regulation (RBHA), in order to assure the suitability of the provision of such services, pursuant to art. 6 of Law 8987/95.

CLAUSE THREE - CONCESSIONAIRE shall submit its operation and maintenance standards to the approval of DAC within such time as may be determined thereto, and also, in advance, any proposed change. The first shall be further bound to allow DAC's accredited agents to directly inspect its maintenance and operation activities at any stage.

CLAUSE FOUR - In developing the costs of the operations, CONCESSIONAIRE shall standardize its accountancy according to the rules established by DAC.

CLAUSE FIVE - CONCESSIONAIRE shall report to DAC the results of the operations by submitting statistic-financial reports, on a monthly basis, according to the rules established by DAC.

SOLE PARAGRAPH - In addition to the monthly report provided for herein, DAC may request CONCESSIONAIRE to submit annual, periodic or special statistical and financial reports regarding its operations, in which case it shall provide for instructions on how such reports are to be prepared. It may additionally require from CONCESSIONAIRE to submit a true copy of any agreement, covenant or understanding to which it was a part.

CLAUSE SIX - Upon the execution hereof CONCESSIONAIRE shall be required to prove the payments made to the Social Security System and to the Employee's Severance Fund (FGTS), and shall be in full compliance therewith at all times thereafter, DAC being entitled to request such payment proof at any time.

CLAUSE SEVEN - CONCESSIONAIRE shall be required to prove its compliance with the Public Finances by showing the Certificate of Non-Existence of Taxes and Federal Contributions, and the Union Active Debt Payment Certificate, upon the execution hereof.

CLAUSE EIGHT - CONCESSIONAIRE shall be bound to abide by the rights of those using the services hereunder, pursuant to art. 6, Law # 8078/90, without prejudice of the rules provided for in the Brazilian Code of Aeronautics and supplementary laws on such legal matter, and, in case of international public air transportation, of the provisions in the relevant Treaties and Conventions.

CLAUSE NINE - CONCESSIONAIRE shall be bound to contribute to the AIR TRANSPORTATION FUND and maintain the proper records of such contribution, DAC being entitled to require the corresponding payment proof.
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CLAUSE TEN - DAC shall, from time to time and by means of agents duly accredited by the General Director, generally audit the CONCESSIONAIRE accounts regarding the airlines hereunder.

CLAUSE ELEVEN - Regardless of such audits, DAC auditors shall be allowed to access CONCESSIONAIRE's accounting records at any time to inspect any air service related account hereunder or of the corresponding document.

CLAUSE TWELVE - CONCESSIONAIRE shall be bound to and cause its employees to abide by the approved rates and the Timetable (HOTRAN) approved, and all provisions of laws, regulations, instructions, directives in force now or in the future in connection with or applicable to the services.

SOLE PARAGRAPH - The rates to be charged are subject to the approval of DAC under the regulations in force now or in the future. In order to determine such rates, the costs, the economic feasibility of the operation, the competition conditions, and, if possible, the economic conditions of the region served by the airlines are to be considered.

CLAUSE THIRTEEN - CONCESSIONAIRE shall be subject to fines and other administrative measures provided for in the Brazilian Code of Aeronautics.

CLAUSE FOURTEEN - This agreement shall be terminated by legal forfeiture resulting from the order of the Aeronautics Commander, regardless of legal notice, in the following events:

a) if the operation of the airlines is interrupted for over a month, except in duly evidenced cases of force majeure and accepted by DAC;

b) if the concession is transferred without DAC's previous consent;

c) if the permanent operation of the airlines is entrusted to another corporation;

d) if CONCESSIONAIRE's bylaws are changed to include provisions that are contrary to the Brazilian Code of Aeronautics;

f) if CONCESSIONAIRE fails to contribute with the AIR TRANSPORTATION FUND, pursuant to the legal determination; and

g) if the service is being provided inadequately or inefficiently.

CLAUSE FIFTEEN - The concession shall be disfranchised in the following events:
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a) in the absence of technical, economic, and administrative conditions of the company to continue to safely perform airline services, which should be verified by DAC's technical report; and

b) in case of a serious default, verified by administrative proceedings.

SOLE PARAGRAPH - The disfranchisement shall be preceded by an administrative proceedings, CONCESSIONAIRE being fully entitled to defense.

CLAUSE SIXTEEN - Subject to the competition regime and in accordance with the criteria established by the Aeronautical Command, CONCESSIONAIRE may apply for new lines.

CLAUSE SEVENTEEN - This agreement shall be in force for fifteen (15) years, an may be renewed for the same period.

SOLE PARAGRAPH - Any extension or renewal hereof shall be requested by CONCESSIONAIRE six months before termination.

IN WITNESS WHEREOF, this agreement was prepared, read, agreed, and executed by the parties referred to above, in the presence of the undersigned witnesses.





                              /s/ Venancio Grossi
                -------------------------------------------------
                       Major Air Brigadier VENANCIO GROSSI
                General Director of the Civil Aviation Department





                       /s/ Constantino de Oliveira Junior
              ----------------------------------------------------
                         CONSTANTINO DE OLIVEIRA JUNIOR
              Managing Quotaholder of GOL TRANSPORTES AEREOS LTDA.
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Witnesses:




ALVARO IBALDO BITTENCOURT - Colonel
TAXPAYERS' ID (CPF): 274.379.907-25



CARLOS SERGIO DE SANT'ANNA CESAR
TAXPAYERS' ID (CPF): 073.334.808-44
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(LOGO)         FEDERAL PUBLIC SERVICE

                   CIVIL AVIATION DEPARTMENT



GOL - TRANSPORTES AEREOS LTDA.                              (Attachment 01)


LINES BASIC PLAN
LINES                                               WEEKLY FREQUENCY

001 - SBPA - SBFL - SBSP  - SBGL                    SEVEN

002 - SBSP - SBGL                                   SEVEN

003 - SBSP - SBBH - SALVADOR                        SEVEN

004 - SBSP - SBBR                                   SEVEN

006 - SBSP - SBBR - SBSV                            SEVEN

010 - SBGL - SBBR                                   SEVEN

014 - SBGL - SBSV                                   SEVEN